                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                ______________


                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                                ______________



Date of Report (Date of earliest event reported):  December 5, 2001

                           ORCHID BIOSCIENCES, INC.
            (Exact name of registrant as specified in its charter)

   Delaware                   000-30267                     22-3392819
---------------            ---------------              -------------------
(State or other              (Commission                  (IRS Employer
jurisdiction of              File Number)                 Identification No.)
incorporation)


                               4390 US Route One
                              Princeton, NJ 08540
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (609) 750-2200


                                Not Applicable
                  ----------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

  On December 5, 2001, Orchid BioSciences, Inc. completed the acquisition of Lifecodes Corporation. The acquisition was structured as a merger of Persia Merger Sub, Inc., a wholly-owned subsidiary of Orchid, with and into Lifecodes. The merger was a tax-free stock-for-stock exchange and will be accounted for using the purchase method of accounting for a business combination.

  Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of November 5, 2001, among Orchid, Persia Merger Sub, Lifecodes and certain stockholders of Lifecodes, each outstanding share of Lifecodes common stock was converted into 1.19573 shares of Orchid common stock, plus cash in lieu of fractional shares. As a result, Orchid is issuing approximately 6,622,951 shares of its common stock to former stockholders of Lifecodes in connection with the merger. 1,414,754 of these shares were deposited in an escrow and may be used to compensate Orchid in the event that it is entitled to indemnification under the Amended and Restated Agreement and Plan of Merger. To the extent that some or all of the escrowed shares are not required to indemnify Orchid, the escrowed shares will be distributed on the 15-month anniversary of the merger.

  In addition, upon completion of the merger, Orchid assumed outstanding options to purchase shares of Lifecodes common stock. Each option assumed by Orchid was converted into an option to purchase a number of shares of Orchid common stock equal to the number of shares of Lifecodes common stock issuable upon exercise of the option, multiplied by 1.19573, rounded to the nearest whole number of shares. The per share exercise price of each assumed option was adjusted by dividing the exercise price of the Lifecodes option by 1.19573, rounded to the nearest cent. As a result, the assumed options are exercisable in the aggregate for approximately 313,978 shares of Orchid common stock at a weighted average exercise price of approximately $2.66. Upon completion of the merger, Orchid also assumed outstanding warrants to purchase shares of Lifecodes common stock. Each warrant assumed by Orchid was converted into a warrant to purchase a number of shares of Orchid common stock equal to the number of shares of Lifecodes common stock issuable upon exercise of the warrant, multiplied by 1.19573, rounded to the nearest whole number of shares. The per share exercise price of each assumed warrant was adjusted by dividing the exercise price of the Lifecodes warrant by 1.19573, rounded to the nearest cent. As a result, the assumed warrants are exercisable in the aggregate for approximately 472,313 shares of Orchid common stock at a weighted average exercise price of approximately $4.13.

  Lifecodes is a provider of DNA testing services and related products for genetic typing of potential donors and recipients of bone marrow and other organ transplants and for human paternity and forensic identification. Lifecodes will continue its operations as a wholly-owned subsidiary of Orchid and will retain the name Lifecodes Corporation.

Item 7   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     Not applicable.

(b)  Pro Forma Financial Information.

     Not applicable.

(c)  Exhibits

Exhibit
Number    Description
------    -----------

2.1 Amended and Restated Agreement and Plan of Merger, dated as of November 5, 2001, among Orchid BioSciences, Inc., Persia Merger Sub, Inc., Lifecodes Corporation and certain stockholders of Lifecodes Corporation (filed as Annex A to the proxy statement-prospectus forming a part of Orchid's Registration Statement on Form S-4 (Registration No. 333-72442) and incorporated herein by reference).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ORCHID BIOSCIENCES, INC.
                                        (Registrant)

Date:  December 19, 2001                       /s/ Donald R. Marvin
                                               --------------------
                                        Name:  Donald R. Marvin
                                        Title: Senior Vice President, Chief
                                               Operating Officer & Chief
                                               Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

2.1 Amended and Restated Agreement and Plan of Merger, dated as of November 5, 2001, among Orchid BioSciences, Inc., Persia Merger Sub, Inc., Lifecodes Corporation and certain stockholders of Lifecodes Corporation (filed as Annex A to the proxy statement-prospectus forming a part of Orchid's Registration Statement on Form S-4 (Registration No. 333-72442) and incorporated herein by reference).